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                                                                   Exhibit 10.25
                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT, dated as of February 24, 2000, made by Theo Schnitfink, an individual with an address at Dennelei 30, Schoten B-2900, Belgium (the "Pledgor"), in favor of Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation having its principal place of business at 8 Cambridge Center, Cambridge, MA 02142 (the "Company").

                                   WITNESSETH:
                                   ----------

     WHEREAS, for good and valuable consideration, the Company has agreed to loan the Pledgor the principal amount of $1,000,000 (the "Loan"), to be evidenced by a promissory note delivered by the Pledgor to the Company (the "Note"); and

     WHEREAS, for good and valuable consideration, the Company has previously granted a loan to the Pledgor in the principal amount of 600,000 Dutch Guilders, pursuant to a Promissory Note dated December 21, 1998 (the "1998 Note"), which to date has not bee repaid; and

     WHEREAS, it is a condition to the obligation of the Company to make the Loan that the Pledgor pledge the Collateral (as further defined below), as security for his obligations under the Note and the 1998 Note.


     NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


          1. Defined Terms. The following terms shall have the following meanings:

          "Code" means the Uniform Commercial Code from time to time in effect in the Commonwealth of Massachusetts.

          "Collateral" means the all of the Pledgor's assets including those items identified on Schedule I hereto, together with all stock certificates, securities or other property, options or rights of any nature whatsoever that may arise out of such items while this Pledge Agreement is in effect and all Proceeds thereof.

          "Common Stock" means the Company's Common Stock, $0.01 par value per share.

          "Obligations" means the unpaid principal of and interest on the Note, the 1998 Note and all other obligations and liabilities of the Pledgor to the Company which may arise under, out of, or in connection with, the Note, the 1998 Note or this Pledge Agreement.
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          "Person" means an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Pledge Agreement" this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

          2. Pledge; Grant of Security Interest; Return of Collateral; Use of Proceeds. Concurrently with his execution and delivery of this Pledge Agreement, the Pledgor shall deliver the Collateral to the Company. The Pledgor hereby grants to the Company a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, upon required prepayment or otherwise) of the Obligations, subject to any subordination agreement hereinafter entered into by the Company in its sole discretion. Promptly following the receipt of payment in respect of all Obligations hereunder, the Company shall return to the Pledgor the Collateral then held by it. Pledgor hereby agrees that the proceeds resulting from the Note will be used solely to purchase an interest in the real estate described on Schedule I hereto.

          3. Stock Powers. Concurrently with the delivery to the Company of each certificate representing one or more shares Collateral, the Pledgor shall deliver an undated stock power, in the form attached hereto as Exhibit A, covering such certificate, duly executed in blank by the Pledgor.

          4. Representations and Warranties. The Pledgor represents and warrants that:

               (a) the Pledgor is the record and beneficial owner of and has good and marketable title to, the Collateral, free of any and all liens, options, security interests or encumbrances in favor of, or adverse claims of, any other Person, except the liens created hereunder; and

               (b) the lien granted pursuant to this Pledge Agreement constitutes a valid, perfected first priority lien on the Collateral, subject to any subordination agreement hereinafter entered into by the Company in its sole discretion.

          5. Covenants. The Pledgor covenants and agrees with the Company that, from and after the date hereof until the Obligations are paid in full:

               (a) If the Pledgor shall, as a result of his ownership of the Collateral, become entitled to receive or shall receive any non-cash dividend or distribution (whether in shares of Common Stock of the Company, other securities or other property and whether in connection with any reclassification, increase or reduction of capital or any reorganization or otherwise), or
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          any option or right, whether in addition to, in substitution of, as a conversion of, or in exchange for any interest in the Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Company, hold the same in trust for the Company, and deliver the same forthwith to the Company in the exact form received, duly endorsed by the Pledgor to the Company, if required, together with an undated stock power covering any certificate received by the Pledgor duly executed in blank by the Pledgor, to be held by the Company, subject to the terms hereof, as additional collateral security for the Obligations under the Note and the 1998 Note.

               (b) Without the prior written consent of the Company, the Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any lien, option, security interest or encumbrance in favor of, or any adverse claim of any person with respect to, any of the Collateral, or any interest therein, except for the lien created by this Pledge Agreement.

               (c) At any time and from time to time, upon the written request of the Company, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions the Company may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

               (d) The Pledgor agrees to pay, and to save the Company harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

               (e) The Pledgor agrees to assign his interest, including any payments made thereunder in the event of his death, under that certain split dollar life insurance policy entered into between the Company and John Hancock Life Insurance Company, dated as of January 1998, and will execute and deliver to the Company all assignments and documentation necessary to give effect thereto.

          6. Voting Rights. Unless the Pledgor fails to pay or perform any of his Obligations under the Note or the 1998 Note, the Pledgor shall be permitted to exercise all voting and consensual rights with respect to the Collateral, provided, however, that no vote shall be cast or consensual right exercised or other action taken which, in the Company's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note, the 1998 Note or this Pledge Agreement.

          7. Rights of the Company.

               (a) If the Pledgor fails to pay or perform any of the Obligations in accordance with their respective terms, all rights and interests in the Collateral shall be registered in the name of the Company or its nominee and the Company or its nominee may thereafter exercise, to the extent permitted by applicable law, (i) all voting, corporate and other rights pertaining to the
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                                      -4-

          Collateral at any meeting of shareholders of the Company or otherwise and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by the Pledgor or the Company of any right privilege or option pertaining to the Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Company shall have no duty to the Pledgor to exercise any such rights privilege or option and shall not be responsible for any failure to do so or delay in so doing.

               (b) The rights of the Company hereunder shall not be conditioned or contingent upon the pursuit by the Company of any right or remedy against the Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. The Company shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Company be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          8. Remedies. If the Pledgor fails to perform any of his Obligations in accordance with their respective terms and such failure is continuing, the Company may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Company, without demand of performance or other demand, presentment protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Company or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Company shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Company shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sales after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Company hereunder, including, without limitation, reasonable attorneys' fees and disbursements
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                                       -5-

     of counsel to the Company, to the payment in whole or in part of the Obligations, in such order as the Company may elect and only after such application and after the payment by the Company of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Company account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands he may acquire against the Company arising out of the exercise by the Company of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Company to collect such deficiency.

          9. Limitation on Duties Regarding Collateral. From and after the date hereof, the Company's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
     Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Company deals with similar securities and property for its own account. Neither the Company nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise; provided, however, that the Company shall cooperate with the Pledgor in order to transfer any or all of the Collateral in accordance with the terms of the Restricted Stock Agreement.

          10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

          11. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          13. No Waiver, Cumulative Remedies. The Company shall not by any act (except by a written instrument pursuant to Section 15 hereof be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Company, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. The rights and remedies herein
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     provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          14. Waivers and Amendments: Successors and Assigns: Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Company, provided that any provision of this Pledge Agreement enforceable by the Company may be waived by the Company in a letter or agreement executed by the Company or by telex or facsimile transmission from the Company. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to the conflict of law provisions thereof.

          15. Notices. Notices under this Pledge Agreement may be given by express overnight courier service or by facsimile transmission, addressed to the Parties at their respective addresses set forth in the first paragraph to this Pledge Agreement and shall be effective when sent. Either party may change their respective addresses by written notice to the other party.

          16. Counterparts. This Pledge Agreement may be executed in two or more c arts, each of which shall be deemed an original, and all of which shall be deemed one and the same agreement.



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     IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.



                                       -------------------------------------
                                       Theo Schnitfink


                                       CAMBRIDGE TECHNOLOGY PARTNERS
                                       (MASSACHUSETTS), INC.


                                       By:__________________________________
                                          Name:
                                          Title: